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                                                           Exhibit 99-A(10)(a)

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MINNESOTA MUTUAL                                                                                                 APPLICATION PART 1

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The Minnesota Mutual Life Insurance Company - Individual Policy Issues - 400 Robert Street North - St. Paul, Minnesota 55101-2098
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ALL APPLICATIONS

PERSONAL INFORMATION

Proposed Insured's Name (Last, First, Middle Initial)                                             Date of Birth (Mo., Day, Yr.)
/ / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / // / /-/ / /-/ / /
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                                                                                              / / Check if new address and you
Street address or RFD route                                                                       want our records to reflect this.
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City or Town                             County                       State           Zip Code
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Sex / / M  / / F Social Security Number                                      Birthplace (State or Country)
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Driver's License Number                                                  Indicate here for special dating
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Employer's name
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                                                                                             / / Check box if mail to be
Business address                                                                                 sent to business address
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City or Town                           County                        State            Zip Code
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LIFE INSURANCE

Occupational title                                         Years in occupation                 Income $
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BASE POLICY INFORMATION

Basic Face amount $                   Product                                    Total annual premium or plan
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PREMIUMS PAYABLE:                            / / Automatic Payment Plan               PREMIUMS PAID BY:
/ / Annual                                   / / Direct Monthly                      / / Proposed Insured
/ / Semi-annual                              / / List Bill #_______                  / / Employer
/ / Quarterly                                / / Payroll Deduction #_______          / / Other (indicate name and address in
                                                                                         Additional Remarks, pg. 6.)
NON-REPEATING PREMIUM

Amount?_______________________       Include at issue?_________________________________________
    ($500.00 Minimum required)

If billable:    Amount_____________________________        Frequency____________________________
         ($200.00 Minimum per billing with a $2,400.00 minimum annual base premium.)
ADDITIONAL BENEFITS AND AGREEMENTS
/ / Additional Insured Agreement (Complete F.41056)................................$________________
/ / Family Term - Children's Agreement (Complete F.41056)..........................$________________
/ / Accidental Death Benefit.......................................................$________________
/ / Face Amount Increase Agreement.................................................$________________
/ / Additional Term Protection (Automatically includes FX Dividend option).........$________________
/ / Policy Enhancement Rider (if available)  ________% (Indicate a whole number between three & ten percent)
/ / Automatic Premium Loan (if available)
/ / Guaranteed Protection Waiver (if available)
/ / Waiver of Premium Agreement (if available)
/ / Accelerated Benefits Agreement (Complete Outline of Coverage F.44244)
/ / Omit COL (if available)
/ / Adjustable Survivorship, Life $_________________ Designated Insured_______________________________________________
    Automatic Election Option:  / / Yes  / / No
/ / Other_____________________________________________________________________________________________________________



F.3198 Rev. 3-91                                                                                                R 8-95



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DIVIDEND INFORMATION

Dividend Option____________________________________________________
Unless otherwise requested, dividends will be used to purchase: paid-up additions on permanent plans, policy or plan improvement on Adjustable Life, and accumulations on term plans.

REPLACEMENT

Will you systematically borrow, lapse, replace or surrender any existing life insurance or annuity?  / / Yes  / / No
If yes, please indicate which coverage will be replaced in the box and submit replacement forms where required.

LIFE INSURANCE IN FORCE AND PENDING. LIFE INSURANCE ON PROPOSED INSURED: (IF NONE, INSERT "NONE").
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 YEAR                                                            POLICY         BUSINESS/        PENDING?      WILL IT BE
ISSUED     AMOUNT   TYPE OF COVERAGE      FULL COMPANY NAME      NUMBER          PERSONAL        YES   NO       REPLACED?
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BENEFICIARIES

BENEFICIARIES: Beneficiaries may be labeled class 1, 2 or 3; the class determines the order in which death proceeds should be paid. If there is more than one surviving Beneficiary in the same class, they will share benefits equally, unless we are told otherwise. The Owner may change any Beneficiary unless designated "Irrevocable" below. All of this is subject to the complete
Beneficiary provisions in the policy. If the Beneficiary is a Trust, please indicate the date it was established and give its complete name.
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                           PRINT GIVEN NAME, MIDDLE INITIAL AND SURNAME (IF CORPORATE               RELATIONSHIP TO
CLASS                       BENEFICIARY, GIVE FULL NAME AND STATE OF INCORPORATION)                     INSURED
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ADDITIONAL REMARKS FOR POLICY ISSUES OR UNDERWRITING:


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F.3198 Rev. 3-91                                                                                                R 8-95

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DISABILITY AND OVERHEAD EXPENSE INSURANCE


POLICY TYPE AND INFORMATION
        / / Level Disability.
        / / Annual Renewable Disability Income (ARDI).
        / / Business Overhead Expense (be certain to itemize the Overhead Expenses in the Overhead Expense section.)
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           COVERAGE                    AMOUNT                 BENEFIT PERIOD                        WAITING PERIOD
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Base                                $
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ADMIA                               $
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ADMIA                               $
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Supplementary Income Benefit        $                         / / to 180 days   / / to 365 days
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Social Security Agreement           $                                                                     365 days
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Business Overhead Expense           $                        / / 15 months     / / 25 months          / / 30  / / 60  / / 90
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PLAN OF COVERAGE: (COMPLETE ONE SECTION - A OR B)
      A. / / Disability Income          B. / / Disability Income
             Insurance Policy                  Insurance Policy Plus
             (all occupation classes)          (class *P,1*,*S, 1 only)

OPTIONAL AGREEMENTS
/ / Inflation Protection Agreement:       / / Future Income Protection Agreement:
    / / 4%  / / 6%  / / 8%                    $__________________________of aggregate monthly benefit
/ / OMIT Guaranteed Increase Agreement    / / Transitional Disability Benefit Agreement (Overhead Expense only)
/ / Guaranteed Increase Agreement Plus    / / Replacement Expense Agreement (Overhead Expense only)


OCCUPATION
A. Class  / / *P  / / 1*  / / *S  / / 1  / / 2  / / 3
          Specialty_____________________________________
B. Occupational Title and/or professional designation_________________________________________________________________________
   Nature of business_________________________________________________________________________________________________________
C. Occupational Details (Provide description of daily job activities and percentage of time spent on each):
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                DUTIES                             %                         DUTIES                             %
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D. How many years have you been employed by your current employer?____________________________________________________________
E. How many full-time employees report to you?________________________________________________________________________________
F. Do you have any part-time or other full-time jobs? If yes, provide details in Additional Remarks, page 6. / / Yes  / / No


PREVIOUS EMPLOYMENT

Please list your other jobs within the past five years.
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                                EMPLOYER                                                      DATES EMPLOYED
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F.3198 Rev. 3-91                                                                                               R 8-95

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INCOME - Fill in amounts that are (or will be) shown on the Proposed Insured's individual and/or business income tax forms and supporting schedules. NOTE: DO NOT LIST INCOME THAT IS NOT REPORTED TO THE IRS. Explain any significant fluctuations between years in Remarks. Ask for third party income verification on all disability applications.
(Complete Sections A - G)
                                                                         CURRENT YEAR        LAST CALENDAR        TWO CALENDAR
A. EARNED INCOME (FILL IN ALL WHICH APPLY.)                                  19__              YEAR 19__         YEARS AGO 19__
   1.  NON-OWNER EMPLOYEE'S SALARY, BONUS, AND PROFIT
       SHARING (Form W-2).                                              ---------------    ------------------   ------------------
   2.  a.  OWNER OF REGULAR OR S CORPORATION'S SALARY
           AND BONUS (Form W-2).                                        ---------------    ------------------   ------------------
       b.  OWNER'S SHARE OF AFTER TAX CORPORATE PROFITS
           OR LOSSES (AFTER EXPENSES) provided the Proposed Insured
           has significant ownership and is active in the corporation
           (Form 1120 or 1120S). If losses, indicate with parentheses.  ---------------    -------------------   -----------------
       c.  PENSION PLAN OR OTHER CONTRIBUTIONS THAT
           WOULD CEASE IF THE PROPOSED INSURED BECAME DISABLED.         ---------------    -------------------   -----------------
   3.  SOLE PROPRIETOR NET INCOME, AFTER EXPENSES (Form
       1040 Schedule C).                                                ---------------    -------------------   -----------------
   4.  SHARE OF PARTNERSHIP NET INCOME, AFTER EXPENSES
       (Proposed Insured's Schedule K-1 of Form 1040 Schedule E.)       ---------------    -------------------   -----------------
   5.  OTHER EARNED INCOME (describe in Remarks)                        ---------------    -------------------   -----------------
       TOTAL EARNED INCOME                                              ---------------    -------------------   -----------------
B. UNEARNED INCOME - This includes capital gains,
   interest, dividends, tax exempt unearned income, income
   from other investments, net rental income, pensions,
   annuities, and alimony. ITEMIZE IN REMARKS IF
   EXCEEDING 15% OF EARNED INCOME OR $125,000.                           --------------     -------------------   ----------------
C. NET WORTH - Is the Proposed Insured's net worth, exclusive of primary residence, greater
   than $4,000,000?                                                                                                / / Yes  / / No

   If yes, itemize the Net Worth in the Remarks.
D. Premiums will be paid by:  / / Proposed Insured
                              / / Employer - Will any portion of the premium be included in your
                                  taxable income?                                                                  / / Yes  / / No
                                  If yes, provide details in Remarks.
                              / / Other (Indicate name and address in Remarks)

   (NOTE: Individual paid Issue and Participation limits should be used for those Proposed Insureds who are owners in a Sole
   Proprietorship, Partnership, or S Corporation. Employer paid Issue and Participation Limits can be used for Owners of a Regular
   Corporation when the Corporation is paying the premium and for Non-Owner Employees when the employer is paying the premium.)

E. Is the Proposed Insured self-employed, including any partial ownership?                                         / / Yes  / / No
   (If yes, answer questions F and G.)
F. For tax purposes the Proposed Insured's business is set up as a/an:
   / / Sole Proprietorship       / / Partnership        / / Regular Corporation      / / S Corporation
G. What is the Proposed Insured's ownership? ______%

REMARKS:


F.3198 Rev. 3-91                                                                                                R 8-95

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REPLACEMENT
A.  Will you drop any existing disability, overhead expense, or any other accident
    and sickness insurance when this policy is issued?                                                             / / Yes  / / No

B.  If yes, I agree upon accepting this policy to drop the coverage indicated below. NOTE: Please submit replacement forms where required.

DISABILITY AND OVERHEAD EXPENSE IN FORCE OR PENDING (IF NONE, INSERT "NONE"). List Disability with all Companies including Group,
Pension or Retirement Plans, Salary Continuation Plans, Association Plans, Credit Insurance Plans, Overhead Expense Plans, and
any other Disability or Health Coverage. Also include coverage for which the Proposed Insured will become eligible in the next five years after a qualifying period of employment has been met.
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   PAID TO                                                   POLICY        BENEFIT       ELIMINATION       PENDING?     WILL IT BE
    DATE            AMOUNT       TYPE        COMPANY         NUMBER         PERIOD          PERIOD         YES   NO      REPLACED?
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DIVIDENDS: DIVIDENDS PAID IN CASH UNLESS OTHERWISE REQUESTED BELOW.
/ / Reduce (not available on Automatic Payment Plan)  / / Accumulate

PREMIUM PAYABLE:    / / Automatic Payment Plan            DISCOUNTS (Choose one selection from A):
/ / Annual          / / Direct Monthly                    A. / / Association Discount #______________________________
/ / Semi-annual     / / List Bill #________                  / / Employer/Employee Discount #_________(Include F.37443)
/ / Quarterly       / / Payroll Deduction #_______           / / Professional Group Discount__________________________

                                                          B. / / Income Documentation Discount (Complete page 4 and submit appropriate income documentation)

OVERHEAD EXPENSES: (COMPLETE FOR BUSINESS OVERHEAD EXPENSE.)
A.  Are your expenses shared with anyone else?   / / Yes  / / No
B.  If yes, what is your percentage share of the total business expense? _______%
C.  List YOUR SHARE of the current average monthly expenses:

    Rent or mortgage payment            $__________________________   Accounting, billing, and
                                                                      collection services                     $___________________

    Property Taxes                     $__________________________    Professional and trade dues
                                                                      and subscriptions                       $___________________

    Utilities                          $__________________________    *Employee life, disability and
                                                                      health insurance premiums               $____________________

    Laundry, security, janitorial and
    maintenance services               $__________________________    *Payroll taxes for employees            $____________________

    Equipment and furniture                                           *Employee wages and
    leasing costs or installment                                      salaries                                $____________________
    payments                           $__________________________    Replacement expense                     $____________________
                                                                      (Salary paid to the
    Malpractice, liability, and/or                                    replacement person minus the
    property insurance premiums        $__________________________    gross business income earned
                                                                      by that replacement. For
                                                                      Replacement Expense
                                                                      Agreement only.)
Itemization of other eligible overhead expenses (give description and amount of the expense):

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*DO NOT INCLUDE amounts for you or for any other member of your profession working for or with you.
I understand and agree that the policy applied for covers only actual incurred expenses (as described in the policy).


F.3198 Rev. 3-91                                                                                                R 8-95

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ALL APPLICATIONS

SPECIAL ACTIVITIES AND OTHER INSURANCE ACITIVITY: (PROVIDE DETAILS IN ADDITIONAL REMARKS.)
A.  Do you plan to change jobs, travel or reside outside of the U.S.A.?                      / / Yes / / No

B.  Have you, within the last five years, or do you plan in the next six months, to pilot a
    plane? (If yes, complete Aviation Statement F. 4883.)                                    / / Yes / / No

C.  Have you, within the last five years, or do you plan in the next six months, to engage in sky diving, organized vehicle racing, mountain climbing, hang gliding, or
    underwater diving? (If yes, complete Avocation Statement F. 11393.)                      / / Yes / / No

D.  Have you, within the last five years, been declined, modified, rated or been issued
    with a rider for life or disability insurance?                                           / / Yes / / No

E.  Within the last year, have you missed any work due to illness or injury?                 / / Yes / / No

F.  Are you in the Armed Forces, National Guard, or Reserves? (If yes, complete
    Military Statement F. 4883.)                                                              / / Yes / / No

DRIVING AND CONVICTION HISTORY: (PROVIDE DETAILS IN ADDITIONAL REMARKS.)

A.  In the last five years, have you been charged with a driving while intoxicated violation, had your driver's license restricted or revoked, or been cited with a
    moving violation?                                                                         / / Yes / / No

B. Except for traffic violations, have you ever been convicted?                               / / Yes / / No

PREPAYMENT

A.  Have you paid money to the agent, or has the Payroll Deduction Authorization or
    Government Allotment been completed?                                                      / / Yes / / No

    NOTE: MONEY SHOULD NOT be taken by the agent if there is a history of heart disease, stroke, cancer, or diabetes or if the Proposed Insured has been rated or declined for insurance in the past. CHECKS OR MONEY ORDERS COLLECTED FOR VARIABLE ADJUSTABLE LIFE
    MUST BE ISSUED BY THE CLIENT, MADE PAYABLE TO MINNESOTA MUTUAL, AND SENT DIRECTLY TO
    THE HOME OFFICE.

    Amount paid for:  Life Insurance $____________  Disability or Overhead Expense Insurance $_____________

B.  Have you received a receipt?                                                               / / Yes / / No

ADDITIONAL REMARKS:

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OWNER

The Proposed Insured will be the Owner of any policy issued on this application, unless requested otherwise below. The
Owner has every benefit, right or privilege given the Insured by policy terms. Policy transactions between Minnesota
Mutual and the Owner do not require the Insured's notice or consent.

Name (If a Corporation, give the state in which it is incorporated) ___________________________________________________
                                                                               Tax I.D. Number or
Relationship to Proposed Insured _____________________________________________ Social Security Number _________________

Owner's address Street or RFD Route ___________________________________________________________________________________

                City _________________________________________________________ State _____________ Zip Code ___________

FOR HOME OFFICE USE ONLY

Home Office Corrections or Additions - Acceptance of the policy shall ratify changes entered here by Minnesota Mutual.
Not to be used in CA (for Disability only), IA, IL, KS, KY, MD, MI, MN, MO, NH, NJ, OR, PA, TX, WI, or WV for change in age, amount, classification, plan or benefits unless agreed to in writing.


F.3198 Rev. 3-91                                                                                                R 8-95

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